Exhibit 31.1
CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, James G. Carlson, Chairman, President and Chief Executive Officer of AMERIGROUP Corporation, certify that:
1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2010 of AMERIGROUP Corporation and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 13, 2011	/s/ JAMES G. CARLSON
James G. Carlson
Chairman, President and Chief Executive Officer